Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Amendment No. 2 to Form 8-K/A of Newmont Mining Corporation dated February 15, 2002 of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited’s financial statements for the year ended March 31, 2001.

Toronto, Canada

April 14, 2003